Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post –Effective Amendment No. 553 to the Registration Statement on Form N –1A of Fidelity Salem Street Trust: Fidelity SAI Municipal Income Fund of our report dated February 10, 2023; Fidelity Inflation-Protected Bond Index Fund of our report dated February 14, 2023; Fidelity Series 0-5 Year Inflation-Protected Bond Index Fund and Fidelity Series 5+ Year Inflation-Protected Bond Index Fund of our reports dated February 15, 2023; Fidelity International Bond Index Fund of our report dated February 16, 2023, relating to the financial statements and financial highlights, which appear in the above referenced funds ’ Annual Reports to Shareholders on Form N-CSR for the period ended December 31, 2022.

We also consent to the references to our Firm under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 21, 2023